Exhibit 3.1

CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED BYLAWS OF

RAPTOR PHARMACEUTICAL CORP.

The undersigned, being the duly elected and acting Secretary of Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), does hereby certify that on May 18, 2015, the Board of Directors of the Company duly approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”) as follows:

1.             Article III, Section 8 of the Bylaws is hereby amended and restated in its entirety to read as follows:

“Section 8.           Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of thirty-five percent (35%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Where a separate vote by a class or series or classes or series is required, except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, thirty-five percent (35%) of the outstanding shares of such class or series or classes or series entitled to vote, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.”

2.             All other provisions of the Bylaws shall remain in full force and effect.

(Remainder of this Page is Intentionally Left Blank)

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to the Amended and Restated Bylaws of the Company to be duly executed as of this 18th day of May, 2015.

RAPTOR PHARMACEUTICAL CORP.

By:	/s/ Michael Smith
Michael Smith
Chief Financial Officer, Secretary and Treasurer

(Signature Page to Certificate of Amendment)